Exhibit (g)(2)

Form of

Amendment No. 4

To

Custodian Services Agreement

This Amendment No. 4 To Custodian Services Agreement (“Amendment No. 4”), dated as of January 17, 2020 (“Effective Date”), is being entered into by and among The Bank of New York Mellon (the “Custodian”) and each Fund identified on Exhibit A to this Amendment No. 4 on behalf of each of its Portfolios identified on Exhibit A. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Original Agreement (as defined below).

Background

The Custodian and certain of the Funds on behalf of certain of the Portfolios previously entered into the Custodian Services Agreement made as of January 1, 2018 (“Original Agreement”). The parties wish to amend the Original Agreement as set forth in this Amendment No. 4.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.    Modifications to Original Agreement. The Original Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with the Exhibit A attached to this Amendment No. 4.

2.    Adoption of Amended Agreement by New Funds and New Portfolios. Each Fund and each Portfolio of a Fund that has been added to Exhibit A by virtue of this Amendment No. 4 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 4 it becomes and is a party to the Original Agreement as amended by this Amendment No. 4 (“Amended Agreement”) as of the Effective Date, or if the Custodian commenced providing services to the Fund or Portfolio, respectively, prior to the Effective Date, as of the date the Custodian first provided services to such Fund or Portfolio, respectively, (ii) it is bound by all terms and conditions of the Amended Agreement as of such date, and (iii) the duly authorized officer of the Fund or Portfolio identified on the signature page annexed hereto has full power and authority to enter into this Amendment No. 4 on behalf of such Fund or Portfolio.

3.    Remainder of Original Agreement. Except as specifically modified by this Amendment No. 4, all terms and conditions of the Original Agreement shall remain in full force and effect.

4.    Governing Law. The governing law of the Original Agreement shall be the governing law of this Amendment No. 4.

5.    Entire Agreement. This Amendment No. 4 constitutes a complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement with respect to such subject matter.

6.    Facsimile Signatures; Counterparts. This Amendment No. 4 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 4 or of executed signature pages to this Amendment No. 4 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 4.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed by their duly authorized officers, as of the Effective Date.

EACH FUND ON BEHALF OF EACH OF ITS PORTFOLIOS IDENTIFIED ON EXHIBIT A ANNEXED HERETO

By:

Name:	Jane Trust

Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON

By:

Name:

Title:

EXHIBIT A

(Dated: January 17, 2020)

This Exhibit A, amended and restated effective as of January 17, 2020, is Exhibit A to the Original Agreement, as amended through the Effective Date.

Funds/Portfolios

Open-End Funds

Legg Mason Global Asset Management Trust
BrandywineGLOBAL – Alternative Credit Fund
BrandywineGLOBAL – Diversified US Large Cap Value Fund
BrandywineGLOBAL – Dynamic US Large Cap Value Fund
BrandywineGLOBAL – Global Flexible Income Fund
BrandywineGLOBAL – Global High Yield Fund
BrandywineGLOBAL – Global Opportunities Bond Fund
BrandywineGLOBAL – Global Opportunities Bond Fund (USD Hedged)
BrandywineGLOBAL – Global Unconstrained Bond Fund
BrandywineGLOBAL – International Opportunities Bond Fund
ClearBridge International Growth Fund
ClearBridge Small Cap Fund
ClearBridge Value Trust
Martin Currie Emerging Markets Fund
Martin Currie International Unconstrained Equity Fund
Martin Currie SMASh Series EM Fund
QS Global Market Neutral Fund
QS International Equity Fund
QS Strategic Real Return Fund
QS U.S. Small Capitalization Equity Fund
RARE Global Infrastructure Value Fund

Legg Mason Partners Equity Trust
ClearBridge Aggressive Growth Fund
ClearBridge All Cap Value Fund
ClearBridge Appreciation Fund
ClearBridge Dividend Strategy Fund
ClearBridge International Small Cap Fund
ClearBridge International Value Fund
ClearBridge Large Cap Growth Fund
ClearBridge Large Cap Value Fund
ClearBridge Mid Cap Fund
ClearBridge Mid Cap Growth Fund
ClearBridge Select Fund
ClearBridge Small Cap Growth Fund
ClearBridge Small Cap Value Fund
ClearBridge Sustainability Leaders Fund
ClearBridge Tactical Dividend Income Fund
QS Conservative Growth Fund
QS Defensive Growth Fund

QS Global Dividend Fund
QS Global Equity Fund
QS Growth Fund
QS Moderate Growth Fund
QS S&P 500 Index Fund
QS U.S. Large Cap Equity Fund
QS SMASh Series ID Fund

Legg Mason Partners Income Trust
Western Asset Adjustable Rate Income Fund
Western Asset California Municipals Fund
Western Asset Corporate Bond Fund
Western Asset Emerging Markets Debt Fund
Western Asset Global High Yield Bond Fund
Western Asset Income Fund
Western Asset Intermediate Maturity California Municipals Fund
Western Asset Intermediate Maturity New York Municipals Fund
Western Asset Intermediate-Term Municipals Fund
Western Asset Managed Municipals Fund
Western Asset Massachusetts Municipals Fund
Western Asset Mortgage Total Return Fund
Western Asset Municipal High Income Fund
Western Asset New Jersey Municipals Fund
Western Asset New York Municipals Fund
Western Asset Oregon Municipals Fund
Western Asset Pennsylvania Municipals Fund
Western Asset Short Duration High Income Fund
Western Asset Short Duration Municipal Income Fund
Western Asset Short-Term Bond Fund

Legg Mason Partners Institutional Trust
Western Asset Institutional Government Reserves
Western Asset Institutional Liquid Reserves
Western Asset Institutional U.S. Treasury Obligations Money Market Fund
Western Asset Institutional U.S. Treasury Reserves
Western Asset Premier Institutional Government Reserves
Western Asset Premier Institutional Liquid Reserves
Western Asset Premier Institutional U.S. Treasury Reserves
Western Asset Select Tax Free Reserves
Western Asset SMASh Series C Fund
Western Asset SMASh Series EC Fund
Western Asset SMASh Series M Fund
Western Asset SMASh Series TF Fund

Legg Mason Partners Money Market Trust
Western Asset Government Reserves
Western Asset New York Tax Free Money Market Fund
Western Asset Prime Obligations Money Market Fund
Western Asset Tax Free Reserves
Western Asset U.S. Treasury Reserves

Legg Mason Partners Premium Money Market Trust
Western Asset Premium Liquid Reserves
Western Asset Premium U.S. Treasury Reserves

Legg Mason Partners Variable Equity Trust
ClearBridge Variable Aggressive Growth Portfolio
ClearBridge Variable Appreciation Portfolio
ClearBridge Variable Dividend Strategy Portfolio
ClearBridge Variable Large Cap Growth Portfolio
ClearBridge Variable Large Cap Value Portfolio
ClearBridge Variable Mid Cap Portfolio
ClearBridge Variable Small Cap Growth Portfolio
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio
QS Variable Conservative Growth
QS Variable Growth
QS Variable Moderate Growth

Legg Mason Partners Variable Income Trust
Western Asset Core Plus VIT Portfolio
Western Asset Variable Global High Yield Bond Portfolio

Master Portfolio Trust
Government Portfolio
Liquid Reserves Portfolio
Tax Free Reserves Portfolio
U.S. Treasury Obligations Portfolio
U.S. Treasury Reserves Portfolio

Western Asset Funds, Inc.
Western Asset Core Bond Fund
Western Asset Core Plus Bond Fund
Western Asset High Yield Fund
Western Asset Inflation Indexed Plus Bond Fund
Western Asset Intermediate Bond Fund
Western Asset Macro Opportunities Fund
Western Asset Total Return Unconstrained Fund

Open-End Funds (ETFs)

Legg Mason ETF Investment Trust
BrandywineGLOBAL - Global Total Return ETF
ClearBridge All Cap Growth ETF
ClearBridge Dividend Strategy ESG ETF
ClearBridge Large Cap Growth ESG ETF
Legg Mason Emerging Markets Low Volatility High Dividend ETF
Legg Mason Global Infrastructure ETF
Legg Mason International Low Volatility High Dividend ETF
Legg Mason Low Volatility High Dividend ETF
Legg Mason Small-Cap Quality Value ETF
Western Asset Short Duration Income ETF

Western Asset Total Return ETF

ActiveShares ETF Trust
ClearBridge Focus Value ETF*

Closed-End Funds

Clarion Partners Real Estate Income Fund Inc.

ClearBridge MLP and Midstream Fund Inc.

ClearBridge Energy Midstream Opportunity Fund Inc.

ClearBridge Energy MLP and Midstream Total Return Fund Inc.

BrandywineGLOBAL-Global Income Opportunities Fund Inc.

LMP Capital and Income Fund Inc.

Western Asset Corporate Loan Fund Inc.

Western Asset Emerging Markets Debt Fund Inc.

Western Asset Global Corporate Defined Opportunity Fund Inc.

Western Asset Global High Income Fund Inc.

Western Asset High Income Fund II Inc.

Western Asset High Income Opportunity Fund Inc.

Western Asset High Yield Defined Opportunity Fund Inc.

Western Asset Intermediate Muni Fund Inc.

Western Asset Investment Grade Defined Opportunity Trust Inc.

Western Asset Investment Grade Income Fund Inc.

Western Asset Managed Municipals Fund Inc.

Western Asset Middle Market Debt Fund Inc.

Western Asset Middle Market Income Fund Inc.

Western Asset Mortgage Defined Opportunity Fund Inc.

Western Asset Municipal Defined Opportunity Trust Inc.

Western Asset Municipal High Income Fund Inc.

Western Asset Municipal Partners Fund Inc.

Western Asset Premier Bond Fund

Western Asset Variable Rate Strategic Fund Inc.

Western Asset Inflation-Linked Opportunities & Income Fund

Western Asset Inflation-Linked Income Fund

Cayman Island Funds

Western Asset Government Money Market Fund, Ltd.

Western Asset Institutional Cash Reserves, Ltd.

Western Asset Institutional Liquid Reserves, Ltd.

Western Asset Premier Institutional Liquid Reserves, Ltd.

Western Asset Short Term Yield Fund, Ltd.

Western Asset U.S. Treasury Obligations Money Market Fund, Ltd.

Western Asset U.S. Treasury Reserves, Ltd.

Cayman Island Funds (CFCs)

Alternative Core Fund, Ltd.

Real Return Fund, Ltd.

Western Asset Inflation-Linked Opportunities & Income Fund CFC

Western Asset Inflation-Linked Income Fund CFC

* Added to Exhibit as of the Effective Date